As filed with the Securities and Exchange Commission on March 21, 2012

Registration No. 333-—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0635748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Yamato Road, Suite 510

Boca Raton, Florida 33431

Telephone: (561) 805-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael M. Earley

Chief Executive Officer

777 Yamato Road, Suite 510

Boca Raton, Florida 33431

Telephone: (561) 805-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David E. Wells, Esq.

Brian J. Gavsie, Esq.

Greenberg Traurig, P.A.

333 Avenue of the Americas, Suite 4400

Miami, Florida 33131

Telephone: (305) 579-0500

Fax: (305) 579-0717

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—
Debt Securities	—	—	—
Warrants	—	—	—
Units	—	—	—
Total		$200,000,000	$22,920

(1)	Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered hereunder include such indeterminate number of shares of common stock or preferred stock, principal amount of debt securities and number of warrants as may be issued upon conversion or exchange of any preferred stock, debt securities or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2012

PROSPECTUS

Metropolitan Health Networks, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $200,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “MDF.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer as well as other information you should know before investing in our securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.” We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement.

You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or the context otherwise requires, all references in prospectus to “we,” “us,” “our,” “Metropolitan” or the “Company” refer to Metropolitan Health Networks, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, statements with respect to anticipated future operations and financial performance, growth and acquisition opportunities and other similar forecasts and statements of expectation. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. We intend such statements to be covered by the safe harbor provisions for forward-looking statements created thereby. These statements involve known and unknown risks and uncertainties, such as our plans, objectives, expectations and intentions, and other factors that may cause us, or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. Specifically, our Annual Report on Form 10-K for the year ended December 31, 2011 (which we refer to as our 2011 Annual Report), incorporated by reference herein, contains forward-looking statements, including statements regarding the following topics:

•

the ability of our provider services network, or the PSN, acting through our contracting subsidiaries, to renew its agreements with the health plans operated by Humana, Inc. and its subsidiaries, United Healthcare of Florida, Inc., Vista Healthplan of South Florida, Inc. and its affiliated companies, a subsidiary of Coventry Health Care, Inc., and Wellcare Health Plans, Inc. and its affiliated companies (which, together with Humana, United and Coventry, we refer to as the Contracting HMOs) that have renewable one-year terms, and to maintain all of its agreements with the Contracting HMOs on favorable terms;

•

our ability to increase the number of customers assigned to us by the Contracting HMOs, or the Participating Customers, using our PSN, either within our current geographic markets or in additional markets, and our ability to realize the benefits of any such increases, including the anticipated benefits of economies of scale;

•	the anticipated benefits of our acquisition of Continucare Corporation;

•	our intention to sell the sleep diagnostic business that we acquired in the Continucare acquisition, and the expected timing and proceeds of such sale;

•	our expectation that the percentage of revenues generated from the Contracting HMOs, relative to Humana, will increase;

•	the factors that we believe may mitigate the impact of anticipated premium reductions;

•	our ability to make, and the expected timing of, payments on our senior secured first lien credit agreement and our senior secured second lien credit agreement;

•	our ability to adequately predict and control medical expenses and to make reasonable estimates and maintain adequate accruals for estimated medical expenses payable; and

•	our ability to make reasonable estimates of Medicare retroactive capitation fee adjustments.

The forward-looking statements reflect our current view about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The following important factors could prevent us from achieving our goals and cause the assumptions underlying the forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements:

•

our ability to integrate the operations of Continucare or any other entity, if any, that we may acquire in the future, and to realize any anticipated revenues, economies of scale, cost synergies or productivity gains in connection with our acquisition of Continucare and any other entity, if any, that we may acquire in the future, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that Continucare or such other acquired entity fails to meet its expected financial and operating targets;

•	the potential for diversion of management time and resources in seeking to integrate Continucare’s operations;

•	our potential failure to retain key employees of Continucare;

•

the impact of our significantly increased levels of indebtedness entered into in connection with the acquisition of Continucare on our funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets;

•	the potential for dilution to our shareholders as a result of our acquisition of Continucare;

•	our ability to operate pursuant to the terms of our debt obligations and to meet all financial covenants;

•	reductions in premium payments to Medicare Advantage plans;

•	the loss of, or a material negative amendment to, any of our significant contracts;

•	disruptions in the PSN’s or any Contracting HMO’s healthcare provider network;

•	failure to receive accurate and timely revenue, claim, membership and other information from the Contracting HMOs;

•	our ability to sell the sleep diagnostic business;

•	future legislation and changes in governmental regulations;

•	increased operating costs;

•	reductions in government funding of the Medicare program and changes in the political environment that may affect public policy and have an adverse impact on the demand for our services;

•	the impact of Medicare Risk Adjustments on payments we receive from Contracting HMOs;

•	the impact of the Medicare prescription drug plan on our operations;

•	general economic and business conditions;

•	increased competition;

•	the relative health of our Participating Customers;

•	changes in estimates and judgments associated with our critical accounting policies;

•	federal and state investigations;

•	our ability to successfully recruit and retain key management personnel and qualified medical professionals; and

•	impairment charges that could be required in future periods.

You should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the SEC. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our periodic reports filed with the SEC and in any accompanying prospectus supplement or free writing prospectus or in the documents incorporated by reference herein or therein.

v

PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus and any prospectus supplement.

Overview

Our primary business is the operation of the PSN, through our wholly owned subsidiaries, Metcare of Florida, Inc. and Continucare, the latter of which we acquired on October 4, 2011. The PSN provides and arranges for the provision of healthcare services to Medicare Advantage and Medicaid beneficiaries in the State of Florida. At December 31, 2011, we operated the PSN through our 33 wholly owned primary care practices, a wholly owned oncology practice, and contracts with almost 450 independent primary care practices. As of December 31, 2011, the PSN operated in 18 Florida counties, including the Miami, Ft. Lauderdale, West Palm Beach, Tampa and Daytona metropolitan areas. On January 1, 2012, the PSN began operations in Escambia and Santa Rosa counties in Florida’s panhandle region under a mutually exclusive arrangement with Humana’s Medicare Advantage plan.

Prior to the acquisition of Continucare, substantially all of our revenue was derived from Medicare Advantage health plans operated by Humana, one of the largest participants in the Medicare Advantage program in the United States. As a result of the acquisition of Continucare, we now have managed care agreements under the Medicare Advantage and Medicaid programs and with commercially insured customers with several other health maintenance organizations, or HMOs. Our most significant managed care agreements continue to be Medicare Advantage plan agreements with Humana. For the year ended December 31, 2011, 94.2% of our revenue was earned through our contracts with Humana. As a result of the acquisition, we also have agreements with United, Coventry and Wellcare as well as other HMOs. We anticipate that our percentage of revenue from these payers will increase in 2012 when we will realize a full year of revenue from these agreements.

Our agreements with these HMOs are primarily risk agreements under which we receive for our services a monthly capitated fee with respect to the Participating Customers. The capitated fee is a significant percentage of the premium that the HMOs receive from the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services for Medicare and the State of Florida for Medicaid with respect to the subject Participating Customers. In return, we assume full financial responsibility for the provision of all necessary medical care to such Participating Customers, even for services that we do not provide directly. We also have non-risk agreements with these HMOs under which we receive a monthly fee based on the number of Participating Customers for which we are providing services and, under certain of these agreements, we also receive a percentage of the surplus generated, as determined by the respective contract. The fees and our portion of the surplus are recorded as revenue in the period in which services are provided.

As of December 31, 2011, we were responsible for providing or arranging for the provision of healthcare services to or for approximately 63,400 Participating Customers on a risk basis and approximately 8,300 Participating Customers on a non-risk basis. We also provide services to non-Participating Customers on a fee-for- service basis.

Since the acquisition of Continucare, we have operated a sleep diagnostic business that operates and manages over 70 sleep diagnostic centers in 15 states. On February 27, 2012, our Board of Directors approved a plan to sell the sleep diagnostic business in 2012.

Corporate Information

We were incorporated under the laws of the State of Florida in 1996. Our corporate headquarters are located at 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 and our phone number is (561) 805-8500. Our corporate website is www.metropolitanhealthnetworks.com. We have included our website address in this prospectus as an inactive textual reference only. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus.

RISK FACTORS

Our business is subject to significant risks. Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, respectively, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our 2011 Annual Report, which is incorporated by reference in this prospectus.

The risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein, respectively, actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for working capital and general corporate purposes, which may include, among other things, repaying, redeeming or repurchasing debt, acquisitions, share repurchases and/or capital expenditures. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. Pending these uses, the net proceeds may also be temporarily invested in short- and medium-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth, for each of the periods presented, our consolidated ratio of earnings to fixed charges. The ratios of earning to fixed charges were computed by dividing earnings by fixed charges. Earnings consist of our income before taxes plus the estimated interest component of our rental expense plus interest expense (including amortization of premiums, discounts and capitalized expenses related to indebtedness). Fixed charges consist of the estimated interest component of our rental expense plus interest expense (including amortization of premiums, discounts and capitalized expenses related to indebtedness). The following table should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2011 Annual Report, which is incorporated by reference into this prospectus.

	Fiscal Year Ended December 31,
	2011		2010		2009		2008		2007
Ratio of earnings to fixed charges	5.2	x	67.2	x	56.0	x	35.8	x	18.7	x

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Pursuant to Florida law, we are prohibited from paying dividends or otherwise distributing funds to our shareholders, except out of legally available funds. The declaration and payment of dividends on our common stock and the amount thereof will be dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by our Board of Directors. No assurance can be given that we will pay any dividends on our common stock in the future.

In addition, our credit facilities impose customary restrictive covenants, subject to certain basket amounts and exceptions, that currently, and in the future are reasonably likely to, materially limit our ability to pay dividends on our common stock. For more information on the restrictions imposed by our credit facilities, please see “Item 1 - Description of Business - Overview - Acquisition of Continucare,” “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and Note 6 to the Consolidated Financial Statements included in our 2011 Annual Report, incorporated by reference into this prospectus.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings, any one or more of the following:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	units consisting of common stock, preferred stock, debt securities and/or warrants in any combination; or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that may be offered under this prospectus will not exceed $200,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 80,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of March 1, 2012, there were (i) 43,834,191 shares of our common stock outstanding that we believe were held of record by approximately 10,474 beneficial shareholders based on responses from brokers to a search conducted by Broadridge Financial Solutions, Inc. on our behalf and (ii) 5,000 shares of our Series A preferred stock outstanding that were held of record by less than five holders.

The following description of the material terms of our capital stock is intended as a summary only and is qualified in its entirety by reference to the applicable provisions of the Florida Business Corporation Act, or the FBCA, our Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form 8-A filed with the SEC on November 19, 2004 (No. 001-32361)), and our Amended and Restated Bylaws (“Bylaws”) (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 30, 2004).

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors. The holders of our common stock do not have any cumulative voting rights.

Holders of our common stock are entitled to receive proportionally any dividends when and as declared by our Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding.

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized, without action by the shareholders and subject to any limitations prescribed by law, to designate and issue up to 10,000,000 shares of preferred stock in one or more series. The Board of Directors can fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock. We cannot determine the actual impact or effect of the issuance of any preferred stock upon the rights of the holders of our common stock until our Board of Directors issues or determines the specific rights of any series of preferred stock.

Our Board of Directors will make any determination to issue such shares based on its judgment as to our company’s best interests and the best interests of our shareholders.

We have designated a Series A class of preferred stock and a Series B class of preferred stock. A summary of their material terms, rights and preferences is as follows:

Series A

We have designated 30,000 shares of our preferred stock as Series A preferred stock, par value $0.001 per share. As of March 1, 2012, there were 5,000 Series A preferred shares issued and outstanding. Each share of Series A preferred stock has a stated value of $100 and holders are entitled to payments of dividends equal to 10% of the stated value per annum. At December 31, 2011, the aggregate and per share amounts of cumulative dividend arrearages were approximately $716,667 ($143 per share).

Each share of Series A preferred stock is convertible into shares of common stock at the option of the holder at the lesser of 85% of (1) the average closing bid price of the common stock for the ten trading days immediately preceding the conversion or (2) $6.00. We have the right to deny conversion of the Series A preferred stock, at which time the holder shall be entitled to receive additional cumulative dividends at 5% per annum in addition to the initial dividend rate of 10% per annum.

In addition, we have the right, exercisable at any time upon 10 trading days notice to the holders of the Series A preferred stock given at any time after the expiration of two years after the date of issuance, to redeem all or any portion of the shares of Series A preferred stock that have not previously been converted or redeemed at a price equal to 105% of the product of (1) the number of shares of preferred stock then held by the holder and (2) the stated value thereof.

In the event of any liquidation, dissolution or winding up of our company, holders of the Series A preferred stock are entitled to receive a liquidating distribution before any distribution may be made to holders of our common stock and any other Series of our preferred stock.

The Series A preferred shareholders have no voting rights, except as provided under Florida law. Through March 1, 2012, none of the holders of our Series A preferred stock have converted any shares of Series A preferred stock to common stock.

Series B

We have designated 7,000 shares of preferred stock as Series B Preferred Stock, with a stated value of $1,000 per share. No shares of series B preferred stock are outstanding.

Limitation on Directors’ and Officers’ Liability

Our Articles of Incorporation provide that, to the fullest extent permitted by Florida law, a director of the Company shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent authorized or permitted by Florida law, we will indemnify a director or officer made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that the director or officer is or was a director or officer of the Company, or is or was serving at our request as a director or officer of any other entity. We may maintain insurance to assist in the protection of a director or officer against expenses, liabilities or losses, whether or not we would have the power to indemnify such person against such expense, liability or loss under Florida law.

Certain Provisions of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. Further, these provisions protect against an unsolicited proposal for our takeover that may affect the long-term value of our stock or that may otherwise be unfair to our shareholders. These include provisions:

•	authorizing our Board of Directors to issue from time to time any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock;

•	requiring advance notice of shareholder intention to put forth director nominees or bring up other business at a shareholders’ meeting; and

•	special meetings of shareholders may not be called by any person other than our Board of Directors, the Chairman of our Board of Directors, or our president.

Certain Provisions of Florida Law

We are subject to the “control-share acquisitions” and “affiliated transactions” provisions of the FBCA that apply to a public corporation organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. We have not elected to opt out of those provisions.

The “control-share acquisition” statute generally provides that shares acquired in a “control-share acquisition” will not possess any voting rights unless either the Board of Directors approves the acquisition in advance or such voting rights are approved by a majority of the corporation’s voting shares, excluding interested shares. This statute has the effect of incentivizing a potential acquiror to deal directly with management so as to avoid having to purchase shares without knowing whether it would be successful in obtaining shareholder approval to reinstate its voting rights. Interested shares are those held by our officers and inside directors and by the acquiring party. A “control-share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” of a publicly held Florida corporation. “Control shares” are shares that, except for Florida’s control share acquisition statute, would have voting power that, when added to all other shares that can be voted by the acquiring party, would entitle the acquiring party, immediately after the acquisition of such shares, directly or indirectly, to exercise voting power in the election of directors within any of the following ranges:

•	at least 20% but less than 33 1/3% of all voting power;

•	at least 33 1/3% but less than a majority of all voting power; or

•	a majority of all voting power.

We are also subject to the “affiliated transactions” statute of the FBCA. The affiliated transactions statute is designed to deter coercive tender offers that are not approved by the disinterested directors and generally requires special approval for a publicly held Florida corporation to engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder.” An interested shareholder is a person who, together with affiliates and associates, beneficially owns more than 10% of the corporation’s outstanding voting shares.

The affiliated transaction statute prohibits a company from entering into certain business combinations or other extraordinary corporate transactions with an interested shareholder unless (i) the board approves the transaction prior to such person becoming an interested shareholder, (ii) the interested shareholder either has owned at least 80% of the Company’s outstanding stock for a period of five years prior to the transaction or owns 90% of the outstanding common stock as of such date, or (iii) the transaction is approved by a two-thirds vote of the shares held by disinterested shareholders. Absent any of the foregoing, a statutory fair price must be paid to all of the shareholders.

Market Trading

Our shares of common stock trade on the New York Stock Exchange under the symbol “MDF.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be senior or subordinated and which may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The following description sets forth some general terms and provisions of the debt securities we may offer, but it is not complete. The particular terms of the debt securities offered and the extent, if any, to which the general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to the debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture relating to the issuance of the particular debt securities.

Any debt securities will be issued under an indenture to be entered into between us and the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939.

The following summaries of the material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of terms.

General

If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

•	the maturity dates of the debt securities;

•

the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining the dates;

•	the places where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and extend the maximum length of any deferral period;

•

the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the dates, if any, on which, and the prices at which we are obligated, pursuant to any sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

•	any index used to determine the amount of payments of the principal of, and premium, if any, and interest on, the debt securities and the manner in which the amounts shall be determined;

•	the terms pursuant to which the debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other material terms of the debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, that:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement.

Under the indenture we will have the ability, without the consent of the holders, to issue debt securities with terms different from those of debt securities previously issued and, unless the reopening was restricted when the series was created, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor entity, if any, is a solvent corporation existing under the laws of the United States, or any State or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the indenture;

•	immediately prior to and after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities issued:

•

failure to pay interest on the debt securities when due, which failure continues for a specified period set forth in the applicable prospectus supplement and the time for payment has not been deferred;

•	failure to pay the principal of or premium on the debt securities, if any, when due;

•	failure to deposit any sinking fund or analogous payment when due, which failure continues for a certain period of time;

•

failure to observe or perform any other covenant contained in the debt securities or the indenture other than a covenant specifically relating to another series of debt securities, which failure continues for a specified period set forth in the applicable prospectus supplement after we receive notice from the trustee or holders of a specified percentage, set forth in the applicable prospectus supplement, of the aggregate principal amount of the outstanding debt securities of that series; or

•	particular events of our bankruptcy, insolvency or reorganization.

The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the trustee if notice is given by the holders), may declare the unpaid principal of or premium, if any, and accrued interest, if any, on the debt securities of that series due and payable immediately.

The holders of a majority of the aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:

•	payment of principal of or premium, if any, or interest on the debt securities; or

•	those covenants described under the subsection “— Modification of Indenture; Waiver” that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected.

Any waiver shall cure the default or event of default.

Subject to the terms of the indenture (as supplemented), if an event of default under an indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the trustee reasonable indemnity. The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law, the indenture or the securities;

•	the trustee may take any other action deemed proper by it that is not inconsistent with the direction; and

•	such direction is not unduly prejudicial to the rights of the holders of the securities of such series not joining in such action.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and the holders have offered reasonable indemnity to the trustee to institute proceedings; and

•

the trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within a specified period set forth in the applicable prospectus supplement after the notice, request and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of or premium, if any, or interest on the debt securities.

We will periodically file statements with the trustee regarding our compliance with some of the covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture, provided that such action does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

•	to add to the covenants and agreements of the Company for the benefit of the holders of all or any series of debt securities;

•	to evidence and provide for successor trustees;

•	to add any additional events of default with respect to all or any series of debt securities under the indenture;

•

to supplement any of the provisions of the indenture to the extent necessary to facilitate the defeasance and discharge of any series of debt securities, provided that such action does not materially adversely affect the interests of any holder of debt securities of any series;

•	to secure payment on any debt securities;

•	to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939; and

•

to amend or supplement any provision of the indenture or any supplemental indenture, provided that such action does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	extend the fixed maturity of the series of debt securities;

•	change any obligation of ours to pay additional amounts with respect to the debt securities;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	impair the right to enforce any payment on, or with respect to, any debt security;

•	adversely change the right to convert or exchange the debt security (if applicable);

•	in the case of a subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•

reduce the percentage of principal amount of outstanding debt securities of any series the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, unless the prospectus supplement provides otherwise.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•

register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing;

•	issue, register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except for the unredeemed portion of any debt securities being redeemed in part; or

•

issue, register the transfer of or exchange any security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such security not to be so repaid.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically set forth in the indenture and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities which remain unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise indicated in the applicable prospectus supplement, the indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of subordinated debt securities that we may issue, nor will it limit us from issuing any other secured or unsecured debt.

Book-Entry Debt Securities

We will make payments on each series of book-entry debt securities to DTC or its nominee as the sole registered owner and holder of the global security. Neither we nor the trustee nor any of our or its agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to the beneficial ownership interests or with respect to its performance of its obligations under the rules and regulations governing its operations.

We understand that when DTC receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of the participants.

A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days or (b) we decide that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase common stock, preferred stock or debt securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent, as detailed in the prospectus supplement relating to warrants being offered. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	any terms relating to the modification of the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	discussion of any material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described under the heading “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.”

PLAN OF DISTRIBUTION

We may sell the offered securities in one or more of the following ways:

•	through an underwriter or underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers, including affiliates of ours; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the offerings of any securities. The public offering price and any discount or concessions allowed or re-allowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

Unless otherwise indicated in the applicable prospectus supplement, if underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from us or purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The securities may be sold in one or more transactions either at a fixed price or at prices which may be changed based on market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

Offers to purchase securities may be solicited directly by us and sales of securities may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with the direct sales by us of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our 2011 Annual Report and the effectiveness of our internal control over financial reporting have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Continucare Corporation, incorporated in this prospectus by reference to Exhibit 99.1 to our Current Report on Form 8-K/A filed on October 12, 2011, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing therein, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You can read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.

The information incorporated by reference is an important part of this prospectus, and the information we later file with the SEC will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering pursuant to this prospectus (except, in each case, for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 6, 2012, as amended by Form 10-K/A (to include the information required by Part III thereof) filed with the SEC on March 21, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2012 and March 8, 2012;

•

our Current Report on Form 8-K/A filed with the SEC on March 21, 2012, which includes (i) the Unaudited Condensed Consolidated Statements of Income and Cash Flows of Continucare Corporation for the Three Months Ended September 30, 2011 and 2010 and (ii) the Unaudited Pro Forma Condensed Combined Statement of Income of Metropolitan Health Networks, Inc. and Continucare Corporation for the Year Ended December 31, 2011;

•

the Audited Consolidated Financial Statements of Continucare Corporation as of June 30, 2011 and 2010 and for Each of the Three Fiscal Years in the Period Ended June 30, 2011 included as Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on October 12, 2011; and

•	the description of our common stock included in our Registration Statement on Form 8-A filed on December 23, 1996.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All such requests should be made to Metropolitan Health Networks, Inc., Attention: Investor Relations, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431, or by calling (561) 805-8500.

Information is also available on our website at www.metropolitanhealthnetworks.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

Metropolitan Health Networks, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

                    , 2012

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee	$22,920
New York Stock Exchange listing fee	*
Transfer agent fee	*
Trustee’s fees and expenses	*
Printing and engraving fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*

Total	*

*	To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

Item 15. Indemnification of Directors and Officers

The Florida Business Corporation Act (the “FBCA”) permits the indemnification of directors, employees, officers and agents of Florida corporations. The Articles of Incorporation (the “Articles”) and Bylaws of Metropolitan Health Networks, Inc. (“Metropolitan”) provide that Metropolitan shall indemnify its directors and officers to the fullest extent permitted by the FBCA.

The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require Metropolitan to indemnify its officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Metropolitan’s directors, officers or persons in control pursuant to the foregoing provisions, Metropolitan has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

For information concerning our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16. Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this registration statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on March 21, 2012.

METROPOLITAN HEALTH NETWORKS, INC.

By:	/S/ MICHAEL M. EARLEY
	Name:	Michael M. Earley
	Title:	Chairman of the Board and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Michael M. Earley his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 21, 2012.

Signature	Title

/S/ MICHAEL E. CAHR	Director
Michael E. Cahr

/S/ RICHARD A. FRANCO, SR.	Director
Richard A. Franco, Sr.

/S/ CASEY L. GUNNELL	Director
Casey L. Gunnell

/S/ ARTHUR D. KOWALOFF	Director
Arthur D. Kowaloff

/S/ MARK D. STOLPER	Director
Mark D. Stolper

/S/ JOHN S. WATTS, JR.	Director
John S. Watts, Jr.

/S/ MICHAEL M. EARLEY	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Michael M. Earley

/S/ ROBERT J. SABO	Chief Financial Officer (Principal Financial and Accounting Officer)
Robert J. Sabo

EXHIBIT INDEX

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

4.1	Articles of Incorporation of Metropolitan, as amended (incorporated by reference to Exhibit 4.1 to Metropolitan’s Registration Statement on Form 8-A filed with the SEC on November 19, 2004 (No. 001-32361))

4.2	Amended and Restated Bylaws of Metropolitan (incorporated by reference to Exhibit 3.1 to Metropolitan’s Current Report on Form 8-K filed with the SEC on September 30, 2004)

4.3	Form of Company’s Common Stock Certificate*

4.4	Form of Indenture, to be entered into between the Registrant and the trustee designated therein*

4.5	Form of Note with respect to each particular series of Notes issued hereunder (1)

4.6	Form of Warrant with respect to each warrant issued hereunder (1)

4.7	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder (1)

4.8	Form of Certificate for Preferred Stock (1)

5.1	Opinion of Greenberg Traurig, P.A.*

12.1	Statement Regarding Computation of Earnings to Fixed Charges*

23.1	Consent of Grant Thornton LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Greenberg Traurig, P.A. (included as part of Exhibit 5.1).

24.1	Power of Attorney of directors and certain executive officers of Metropolitan (included on signature page to this Registration Statement)*

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the Debt Securities (1)

*	Filed Herewith

(1)	To be filed if necessary by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.